Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

HOWTEK, INC.

FIRST: The name of the Corporation is Howtek, Inc.

SECOND: The address of its registered office in the State of Delaware is 100 West 10th St., Wilmington, Delaware, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted area:

To engage in research and development, purchase, sale, import, export, license, distribution, manufacture or rental of any program, product, machine, apparatus, appliance, merchandise and property of every kind and description, ideas, systems, procedures and services of any nature, including, without limiting the generality of the foregoing, all types of products which possess an internal intelligence for recognizing and correlating any type of data or information to be processed, pattern interpretation, recognition and memory systems and equipment, optical scanning, printing, (including, but not limited to, impact dot matrix and jet stream), analog and digital computers, components, all types of electrical, mechanical, electromechanical and electronic products and systems.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,000 all of which shares are to be Common Stock of no par value.

FIFTH: The name and mailing address of the incorporator is Leonard I. Weinstock, 355 Lexington Avenue, New York, New York 10017.

SIXTH: Election of directors need not be by ballot.

SEVENTH: The Board of Directors is authorized to make, alter, or repeal the By-laws of the corporation.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 or Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or a class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

THE UNDERSIGNED, being the incorporator herein before named, for the purpose of incorporating a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate this 21st day of February, 1984, and affirms that the statements contained herein are true under the penalties of perjury.

Leonard I. Weinstock
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

                    HOWTEK, INC.

HOWTEK, INC. (hereinafter the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of HOWTEK, INC. be amended by changing Article FOURTH thereof so that, as amended, said Article shall be and read as follows:

“FOURTH: The aggregate number of shares of stock which this Corporation shall have authority to issue is one million (1,000,000) shares, all of which shares are to be Common Stock par value $.01 per share.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert Howard, its President and attested by Beth Weinstein, its Secretary, as of the 31st day of May, 1984.

HOWTEK, INC.

By:
Robert Howard, President

ATTEST:

Beth Weinstein, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

                    HOWTEK, INC.

HOWTEK, INC. (hereinafter the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of HOWTEK INC., be amended by changing Article FOURTH thereof so that, as amended, said Article shall be and read as follows:

“FOURTH: The aggregate number of shares of stock which this Corporation shall have authority to issue is ten million (10,000,000) shares, all of which shares are to be Common Stock par value $.01 per share.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert Howard, its President and attested by Beth Weinstein, its Secretary, as of the 22nd day of August, 1984.

HOWTEK, INC.

By:
Robert Howard, President

ATTEST:

Beth Weinstein, Secretary

Certificate of Restoration and Revival of

Certificate of Incorporation

of

It is hereby certified that:

1. ) The name of the corporation (hereinafter called the “corporation”) is Howtek, Inc.

2. ) The corporation was organized under the provisions of the General Corporation Law of the State of Delaware.

3. ) The address, including the street, city and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as Follows:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

New Castle County

4. ) The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1987 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. ) The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 28, 1987.

6. ) This certificate of restoration and revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed and attested to on July 31, 1987.

Vice President – Finance

Attest:

Secretary

Delaware Cert. Res. & Rev.-9/85-1

[illegible]						[illegible]
[illegible] HOWTEK, INC.						SCREEN TAX
* * * * * * *			TAX HISTORY			* * * * * * *

[illegible]		TAXES	INTEREST	PENALTY	CHECK CHGS	PETITION/[illegible] DATES & STATUS
1986	DUE	2,380.00		50.00		08/03/1987
	ADJUSTMENT PAID	2,380.00		50.00
		08/03/1987	000706826
1985	DUE	1,260.00	15.65	50.00		08/03/1987
	ADJUSTMENT PAID	1,260.00	15.65	50.00
4		04/25/1986	R27 5032
1984	DUE	915.22
	ADJUSTMENT PAID	915.22
		03/01/1985	060013661

FRANCHISE TAX BALANCE:			10.55CR

plf

VOID 3-1-87

PETITION GRANTED AUGUST 4, 1987

BILL TO RENEW

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HOWTEK, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

WE, Robert Howard, Chairman of the Board and President, and Robert J. Mittman, Assistant Secretary, of Howtek, Inc. (the “Corporation”), a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

1. That Article FOURTH of the Certificate of Incorporation of the Corporation has been amended to read in its entirety as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares, all of which shares are to be shares of Common Stock, par value $.01 per share.

2. That the Certificate of Incorporation of the Corporation has been amended by adding a new Article Ninth, reading in its entirety as follows:

NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article NINTH shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions of such director occurring in whole or in part prior to the effective date of such repeal or modification.

3. That such amendments have been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

IN WITNESS WHEREOF, we have signed this Certificate this 21st day of October, 1987.

Robert Howard, Chairman of the Board and President

ATTEST:

Robert J. Mittman
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/01/1999
991414443 – 2029045

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

HOWTEK, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

The undersigned, being the President of HOWTEK, INC. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Six Million (26,000,000) shares, of which Twenty-Five Million (25,000,000) shares shall be Common stock, par value $.01 per share, and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

(a) the designation of the series and the number of shares to constitute such series (which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors);

(b) the dividend rate (or method of determining such rate), any conditions on which and times at which dividends are payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock including the Preferred Stock, and whether such dividends shall be cumulative or non-cumulative;

(c) whether the series will be redeemable (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Corporation or another corporation;

(d) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

(e) the conversion or exchange rights (at the option of the Corporation or the holders of such shares or both, or upon the happening of a specified event), if any, including the conversion or exchange, times, prices, rates, adjustments and other terms of conversion or exchange;

(f) whether the shares of such series shall have voting rights in addition to any voting rights provided as a matter of law and, if so, the terms of such voting rights, which may be general or limited;

(g) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue or reissue or sale of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class;

(h) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or upon any dissolution of the assets of the Corporation (including preferences over the Common Stock or other class or classes or series of capital stock including the Preferred Stock);

(i) the preemptive rights, if any, to subscribe to additional issues of stock or securities of the Corporation;

(j) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock; and

(k) such other special rights and privileges, if any, for the benefit of the holders of the Preferred Stock, as shall not be inconsistent with the provisions of the Corporation’s Certificate of Incorporation, as amended, or applicable law.

All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including share surrendered for conversion) shall be cancelled and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.”

SECOND: That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

Dated: September 28, 1999.

HOWTEK, INC.

By:
W. Scott Parr, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/28/1999
991565517 – 2029045

HOWTEK, INC.

CERTIFICATE OF DESIGNATION

OF

7.0% SERIES A CONVERTIBLE PREFERRED STOCK

SETTING FORTH THE POWERS,

PREFERENCES, RIGHTS, QUALIFICATIONS,

LIMITATIONS AND RESTRICTIONS OF

SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Howtek, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority of Directors of the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution creating a series of preferred stock designated as 7.0% Series A Convertible Preferred Stock.

RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, liquidation preference $100 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1. Designation, Number and Rank. (a) The shares of such series shall be designated “7.0% Series a Convertible Preferred Stock” (the “Series A Preferred Stock”). The number of shares initially constituting the Series A Preferred Stock shall be 10,000, par value $.01 per share, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series A Preferred Stock.

(b) The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to the common stock, par value $.01 per share, of the Corporation (the “Common Stock”) and any other issue of preferred stock hereinafter created by the Corporation which does not expressly provide that it ranks senior to or pari passu with the Series A Preferred Stock as to dividends, liquidation preference or otherwise.

Section 2. Dividends and Distributions. (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation (other than shares of any other issue of preferred stock hereinafter created by the Corporation that expressly provides that it ranks senior to or pari passu with the Series A Preferred Stock as to dividends and distributions), shall be entitled to receive, out of the assets of the Corporation legally available therefor, cumulative dividends of $7.00 per annum per share, payable annually, subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of shares of Series A Preferred Stock or reverse split or similar combination of the Series A Preferred Stock. Dividends shall be payable annually, in arrears, on the last day of December in each year, commencing December 31, 1999.

(b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of issuance, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend declared hereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

(c) Dividends payable pursuant to paragraph (a) of this Section 2 shall be payable at the Corporation’s option in either cash or in that number of shares of Common Stock determined by dividing the total amount of dividends due by the Fair Market Value of the Common Stock. For purposes of this paragraph (c) and Section 7(d) “Fair Market Value” shall mean the average of the closing sales price of the Common Stock as reported on Nasdaq (or such other exchange or quotation medium on which the Common Stock is then traded) for the ten (10) day trading period ending on the third trading date immediately preceding the payment date. In the event of payment of dividends in shares of Common Stock no fractional shares shall be issued but cash shall be paid in lieu of the issuance of the fractional shares based upon the Fair Market Value of such fractional shares.

(d) No dividends or other distributions shall be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of any shares of Common Stock unless and until all accrued and unpaid dividends on the Series A Preferred Stock, including the full dividend for the then-current annual dividend period, shall have been paid or declared and set apart for payment.

(e) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights. In addition to any voting rights provided in the Corporation’s Certificate of Incorporation or By-Laws, the Series A Preferred Stock shall vote together with the Common Stock as a single class on all actions to be voted on by the stockholders of the Corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of whole shares of Common Stock into which each share of Series A Preferred Stock is then convertible. The holders of Series A Preferred Stock shall be entitled to notice of any stockholder’s meeting in accordance with the By-Laws of the Corporation.

Section 4. Redemption at the Option of the Corporation.

(a) Provided the Corporation has not received a notice of conversion pursuant to Section 7 hereof, the Corporation may at any time after the date of issuance, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock by paying in cash therefor a sum equal to $100 per share, together with any accrued and unpaid dividends thereon (the “Redemption Price”). The Redemption Price shall be subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of shares of Series A Preferred Stock or reverse split or similar combination of the Series A Preferred Stock. At least fifteen (15) but no more than thirty (30) days prior to the Redemption Date (as hereinafter defined) set forth therein, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the date of such redemption (the “Redemption Date”), the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Any redemption effected pursuant to this Section 4 shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by them. Each holder of Series A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

(b) From and after the applicable Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series A Preferred Stock.

Section 6. Liquidation, Dissolution or Winding Up.

(a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 180 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Common Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 with respect to each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares.

(b) Neither the consolidation, merger or other business combination of the Corporation with or into any other person or persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows:

(a) Each share of Series A Preferred Stock, if not redeemed by the Corporation, is convertible into that number of shares of Common Stock determined by dividing the aggregate liquidation preference of the number of Series A Preferred Stock being converted by $1.00 (the “Conversion Rate”). The Conversion Rate shall be subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of the Common Stock or reverse split or similar combination of the Common Stock prior to conversion.

(b) Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock together with such other documents and evidence of payment of any required taxes on the part of the holder as the Corporation may request, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) In case any shares of Series A Preferred Stock are to be redeemed pursuant to Section 4, such right of conversion shall cease and terminate as to the shares of Series A Preferred Stock to be redeemed at the close of business on the business day next preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price.

(d) Upon conversion, the holder of shares of Series A Preferred Stock shall be entitled to receive any accrued and unpaid dividends on the shares of Series A Preferred Stock surrendered for conversion to the date of such conversion. Such dividends shall be payable at the Corporation’s option in either cash or in that number of shares of Common Stock determined by dividing the total amount of dividends due by the Fair Market Value of the Common Stock. In the event of payment of dividends in shares of Common Stock no fractional shares shall be issued but cash shall be paid in lieu of the issuance of the fractional shares based upon the Fair Market Value of such fractional shares.

(e) Once the Corporation has received the written notice of the holder of the election to convert, the right of the Corporation to redeem such shares of Series A Preferred Stock shall terminate.

(f) The Corporation will pay any and all issue or other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the holder of Series A Preferred Stock, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(g) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series A Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series A Preferred Stock.

Section 8. Certain Covenants. Any registered holder of Series A Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

IN WITNESS WHEREOF, a duly authorized officer of the Corporation has caused this Certificate to be duly executed on this 22nd day of December, 1999.

HOWTEK, INC.

By:
Name:	W. Scott Parr
Title:	President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/19/2000
001528794 – 2029045

CERTIFICATE OF DESIGNATION

OF

7.0% SERIES B CONVERTIBLE PREFERRED STOCK

SETTING FORTH THE POWERS,

PREFERENCES, RIGHTS, QUALIFICATIONS,

LIMITATIONS AND RESTRICTIONS OF

SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law of the State of Delaware, Howtek, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority of Directors of the Board of Directors of the Corporation by Article Fourth of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted the following resolution creating a series of preferred stock designated as 7.0% Series B Convertible Preferred Stock.

RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a series of the class of authorized Preferred Stock, liquidation preference $1,000 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1. Designation, Number and Rank. (a) The shares of such series shall be designated “7.0% Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares initially constituting the Series B Preferred Stock shall be 2,000, par value $.01 per share, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then outstanding shares of Series B Preferred Stock.

(a) The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, be equivalent to the rights of the Company’s 7% Series A Convertible Preferred Stock and pari passu to any other issue of preferred stock hereinafter created by the Corporation which does not expressly provide that it ranks either junior to or senior to the Series B Preferred Stock as to dividends, liquidation preference or otherwise and shall rank prior in right to the common stock, par value $.01 per share, of the Corporation (the “Common Stock”).

Section 2. Dividends and Distributions. (a) The holders of shares of Series B Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other capital stock of the Corporation (other than shares of the 7% Series A Convertible Preferred Stock or any other issue of preferred stock hereinafter created by the Corporation unless the issue of preferred stock hereinafter created expressly provides that it ranks junior to or senior to the Series B Preferred Stock as to dividends and distributions), shall be entitled to receive, out of the assets of the Corporation legally available therefor, cumulative dividends of $70.00 per annum per share, payable annually, subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of shares of Series B Preferred Stock or reverse split or similar combination of the Series B Preferred Stock. Dividends shall be payable annually, in arrears, on the last day of December in each year, commencing December 31, 2000, provided, however, if any such date shall fall on a day other than a business day, then such payment shall, at the Corporation’s option, be made on either the first business day preceding or the first business day following the date on which such payment shall have so fallen due.

(b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the date of issuance, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend declared hereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

(c) Dividends payable pursuant to paragraph (a) of this Section 2 shall be payable at the Corporation’s option in either cash or in that number of shares of Common Stock determined by dividing the total amount of dividends due by the Fair Market Value of the Common Stock. For purposes of this paragraph (c) “Fair Market Value” shall mean the average of the closing sales price of the Common Stock as reported on Nasdaq (or such other exchange or quotation medium on which the Common Stock is then traded) for the ten (10) day trading period immediately preceding the record date for such dividend, or the payment date if no record date shall have been established. In the event of payment of interest in shares of Common Stock no fractional shares shall be issued but cash shall be paid in lieu of the issuance of the fractional share based upon the Fair Market Value of such fractional shares.

(d) No dividends or other cash distributions shall be paid or set apart for payment on any shares of Common Stock unless and until all accrued and unpaid dividends on the Series B Preferred Stock, including the full dividend for the then – current annual dividend period, shall have been paid or declared and set apart for payment.

(e) The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights. Except as provided in the Corporation’s Certificate of Incorporation or By-Laws or as provided in the Delaware General Corporation Law, the Series B Preferred Stock shall have no voting rights.

Section 4. Redemption at the Option of the Corporation.

(a) Provided (i) the Corporation has not received a notice of conversion pursuant to Section 7 hereof and (ii) the closing sales prices of the Common Stock as reported by Nasdaq (or such other exchange or quotation medium on which the Common Stock is then traded) has been 125% or more of the then Conversion Rate (as hereinafter defined) for any five consecutive trading days (the “Trigger Period”), the Corporation may at any time after the date of issuance, at the option of the Board of Directors, redeem in whole or in part the Series B Preferred Stock by paying in cash therefor a sum equal to $1,000 per share, together with any accrued and unpaid dividends thereon (the “Redemption Price”). Written notice of redemption may be given no more than twenty (20) days after the last day of the Trigger Period and shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder. Each such notice of redemption shall specify the date fixed for redemption, which date shall not be less than fifteen (15) days nor more than sixty (60) days after the date notice of redemption is first given, the redemption price, the place or places of payment, the then effective Conversion Rate (as hereinafter defined), that the right of holders of shares of Series B Preferred Stock being redeemed to exercise their conversion right shall terminate as to such shares at the close of business on the day that immediately precedes the date that is fixed for redemption (provided that no default by the Corporation in the payment of the applicable redemption price shall have occurred and be continuing), that payment will be made upon presentation and surrender of the shares of Series B Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption (whether or not declared) will be paid on the date fixed for redemption, and that on and after the redemption date, dividends will cease to accrue on such shares.

(b) Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Series B Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares of Series B Preferred Stock shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the applicable Redemption Price. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the applicable Redemption Price, without interest, upon surrender of their certificates therefor) shall terminate. Any monies deposited by the Corporation pursuant to the foregoing provision and unclaimed at the end of one year from the date fixed for redemption shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of Series B Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof.

(c) Notwithstanding the provisions of paragraph (b) of this Section 5, no redemption of the Series B Preferred Stock may be made unless at the date fixed for redemption the shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock have either been registered under the Securities Act of 1933 (the “Act”) or may be publicly sold under either Rule 144 promulgated under the Act or another applicable exemption from registration under the Act.

Section 5. Reacquired Shares. Any shares of Series B Preferred Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Series B Preferred Stock shall upon their cancellation, and, if required, upon the filing of an appropriate certificate with the Secretary of State of the State of Delaware, become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation.

Section 6. Liquidation, Dissolution or Winding Up.

(a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 180 consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Common Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $1,000 with respect to each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares.

(b) Neither the consolidation, merger or other business combination of the Corporation with or into any other entity nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Conversion. The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Series B Preferred Stock, if not redeemed by the Corporation, is convertible into that number of shares of Common Stock determined by dividing the aggregate liquidation preference of the number of Series B Preferred Stock being converted by $2.00 (the “Conversion Rate”). The Conversion Rate shall be subject to appropriate adjustment by the Board of Directors of the Corporation in the event of any stock split, dividend or similar division of the Common Stock, or the Series B Preferred Stock,

as the case may be, or reverse split or similar combination of the Common Stock, or the Series B Preferred Stock, as the case may be, prior to conversion.

(b) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, subject to the receipt by the Corporation from the converting holder of any representations or other documentation the Corporation may reasonably request in order to comply with the federal securities laws with respect to the issue of the Common Stock upon such conversion, to issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c) In case any shares of Series B Preferred Stock are to be redeemed pursuant to Section 4, such right of conversion shall cease and terminate as to the shares of Series B Preferred Stock to be redeemed at the close of business on the business day next preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price.

(d) Upon conversion, the holder of shares of Series B Preferred Stock shall be entitled to receive, at the Corporation’s option, in cash, or shares of Common Stock, any accrued and unpaid dividends on the shares of Series B Preferred Stock surrendered for conversion to the date of such conversion.

(e) Once the Corporation has received the written notice of the holder of the election to convert, the right of the Corporation to redeem such shares of Series B Preferred Stock shall terminate.

(f) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series B Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series B Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Series B Preferred Stock.

Section 8. Certain Covenants. Any registered holder of Series B Preferred Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

IN WITNESS WHEREOF, a duly authorized officer of the Corporation has caused this Certificate to be duly executed on this 19th day of October, 2000.

HOWTEK, INC.

By:	/s/ W. Scott Parr
Name:	W. Scott Parr
Title:	President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 06/28/2002 020422294 – 2029045

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HOWTEK, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

THE UNDERSIGNED, being a duly authorized officer of Howtek, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Certificate of Incorporation of the Corporation has been amended as follows by striking out the first sentence of Article FOURTH as it now exists and inserting in lieu and instead thereof a new first sentence of Article FOURTH, reading as follows:

“The total number of shares of capital stock which the Corporation shall have authority to issue is Fifty One Million (51,000,000), of which Fifty Million (50,000,000) shares shall be Common Stock, par value $.01 per share (“Common Stock”), and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share (“Preferred Stock”).”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 28th day of June, 2002.

/s/ W. Scott Parr
Name:	W. Scott Parr
Title:	President and CEO

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:10 AM 06/28/2002 020424085 – 2029045

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HOWTEK, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

THE UNDERSIGNED, being a duly authorized officer of Howtek, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. That the Certificate of Incorporation of the Corporation has been amended as follows by striking out Article FIRST as it now exists and inserting in lieu and instead thereof a new Article FIRST reading as follows:

“FIRST:	The name of the Corporation is:

icad, inc.”

2. That the Certificate of Incorporation of the Corporation has been further amended as follows by inserting a new Article TENTH reading as follows:

“TENTH: 1. Indemnification.

The Corporation shall, and does hereby, indemnify to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation tO provide broader indemnification rights than permitted prior thereto), each person (including the current and future heirs, beneficiaries, personal representatives and estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) and whether the basis of such Proceeding is an allegation of an action in an official capacity of such person related to the Corporation or any other capacity while such person is serving as an officer, director, employee or agent of the Corporation, against any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys’ fees) asserted against him or incurred by him by reason of the fact that such indemnified person (1) is or was a director, officer or employee of the Corporation or (2) is or was an agent of the Corporation as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity or (3) is or was serving, at the request of the Corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of any employee benefit plan) or (4) is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise described in clause (3) hereof as to whom the Corporation, by action of its Board of Directors, has agreed to grant such indemnity. Each director, officer, employee or agent of the Corporation to whom indemnification rights under this Section 1 of this Article have been granted shall be referred to as an “Indemnified Person.”

Notwithstanding the foregoing, except as specified in Section 3 of this Article, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person, unless such authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors of the

2

Corporation prior to sixty (60) days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and any such indemnification shall be made only upon such terms and conditions as the Board of Directors may deem appropriate.

2. Advance of Costs, Charges and Expenses.

Costs, charges and expenses (including attorneys’ fees) incurred by an officer, director, employee or agent who is an Indemnified Person in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior thereto), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified by the Corporation as authorized in this Article and upon such other terms and conditions, in the case of an agent as to whom the Corporation has agreed to grant such indemnity, as the Board of Directors may deem appropriate. The Corporation may, upon approval of the Indemnified Person, authorize the Corporation’s counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding. Such authorization may be made by the Board of Directors by majority vote, including directors who are parties to such Proceeding.

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3. Procedure for Indemnification.

Any indemnification or advance under this Article shall be made promptly and in any event within sixty (60) days upon the written request of the Indemnified Person (except in the case of a claim for an advancement of costs, charges or expenses, in which case the applicable period shall be twenty (20) days). The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within sixty (60) days or twenty (20) days, as may be applicable. Such Indemnified Person’s costs and expenses incurred in connection with successfully establishing his right to indemnification or advancement of costs, charges or expenses, in whole or in part, in any such action shall also be indemnified by the Corporation It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by the Delaware General Corporation Law or judicial or administrative decisions, as the same exists or may hereafter be amended or interpreted differently in the future (but, in the case of any such future amendment or interpretation, only to the extent that such amendment or interpretation does not impose a more stringent standard of conduct than permitted prior thereto), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant or advancement for the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

4

4. Non-Exclusivity; Survival of Indemnification.

The indemnification and advancement provided by this Article shall not be deemed exclusive of any other rights to which those Indemnified Persons may be entitled under any agreement, vote of stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in such person’s official capacity and as to actions in any other capacity while holding such office or position, and shall continue as to an Indemnified Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, beneficiaries, personal representatives and the estate of such person. All rights to indemnification and advancement under this Article shall be deemed to be a contract between the Corporation and each Indemnified Person who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

5. Savings Clause.

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance costs to each Indemnified Person as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any Proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and as permitted by the Delaware General Corporation Law.”

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3. That the Certificate of Incorporation of the Corporation has been further amended as follows by inserting a new Article ELEVENTH reading as follows:

“ELEVENTH: 1. The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. The directors shall be classified in respect to the time for which they shall severally hold office, by dividing them into three classes. The number of directors in each class shall be as nearly equal as possible. At each annual election, any vacancy in any class may be filled and the successors to the directors of the class whose terms shall expire in that year shall be elected to hold office for the term of three years, and the term of office of one class of directors shall expire in each year. In the event the number of directors is increased, election may be made to a class of directors with terms expiring in three years or less in order to maintain proportionate equality between the classes.

2. The directors shall be elected by the holders of shares of stock of the Corporation entitled to vote on the election of directors, and directors shall be elected by a plurality vote. The directors shall be divided into three classes, designated as Class I, Class II and Class III as set forth in Section 1 of this Article ELEVENTH. The Class I directors shall serve until the annual meeting of stockholders held in 2003, the Class II directors until the annual meeting of stockholders held in 2004, and the Class III directors until the annual meeting of stockholders held in 2005 and, in each case, until their successor(s) are duly elected and qualified. At each annual meeting of stockholders commencing with the annual meeting to be held during the calendar year 2003 each of the successors to the Directors of the Class whose

6

term shall have expired that year shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until the successor shall be elected and shall qualify, subject, however to prior death, resignation, retirement, disqualification or removal from office. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.’’

4. That such amendments have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

Dated: June 28, 2002

HOWTEK, INC.

By:	/s/ W. Scott Parr
	Name:	W. Scott Parr
	Title:	President and CEO

7

State of Delaware Secretary of State Division of Corporations Delivered 04:41 PM 12/10/2003 FILED 04:22 PM 12/10/2003 SRV 030794156 – 2029045 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

ISSI ACQUISITION CORP.

AND

HOWTEK DEVICES CORPORATION.

INTO

ICAD, INC.

Adopted in accordance with the provisions of

Section 253 of the Delaware General Corporation Law

iCAD, Inc. a Delaware corporation, desiring to merge with ISSI ACQUISITION CORP., a Delaware corporation, and HOWTEK DEVICES CORPORATION, a Delaware corporation, pursuant to the provisions of Section 253 of the Delaware General Corporation Law, hereby certifies as follows:

1. iCAD, Inc. is a corporation formed under the laws of the State of Delaware (the “Corporation”).

2. The Corporation is the owner of all of the outstanding shares of each class of stock of each of ISSI ACQUISITION CORP., a corporation formed under the laws of the State of Delaware, and HOWTEK DEVICES CORPORATION, a corporation formed under the laws of the State of Delaware (the “Subsidiaries”).

3. On December 4, 2003, the Board of Directors of the Corporation adopted the following resolutions to merge the Subsidiaries into the Corporation:

“WHEREAS, (the Corporation owns 100% of the issued and outstanding common stock of ISSI ACQUISITION CORP., a Delaware corporation (“ISSI”); and

WHEREAS, the Corporation owns 100% of the issued and outstanding common stock of HOWTEK DEVICES CORPORATION, a Delaware corporation (“Howtek”); and

WHEREAS, it is in the best interests of the Corporation to enter into an Agreement and Plan of Merger with ISSI and Howtek providing for the merger of ISSI and Howtek with and into the Corporation in order that all the estate, property, rights, privileges and franchises of ISSI and Howtek shall vest in and be possessed by the Corporation;

NOW, THEREFORE, be it:

RESOLVED, that ISSI and Howtek shall merge into the Corporation and upon the effective date of such merger each of ISSI and Howtek shall cease to exist and shall no longer exercise their respective powers, privileges and franchises subject to the laws of the State of Delaware; The Corporation shall succeed to the property and assets of and exercise all the powers, privileges and franchises of each of ISSI and Howtek and shall assume and be liable for all of the debts and liabilities, if any, of each of ISSI and Howtek; and further

RESOLVED, that the President, or any executive officer of the Corporation designated by the Board of Directors, is hereby authorized to execute, in the name of the Corporation, a Certificate of Ownership and Merger, and to file such Certificate in the Office of the Secretary of State of the State of Delaware, and to do all the other acts and things that may be necessary to carry out and effectuate the purpose of these resolutions.”

IN WITNESS WHEREOF, ICAD, INC. has caused this Certificate to be executed by its duly authorized officer thereunto duly authorized this 4th day of December 2003.

iCAD, Inc.
(a Delaware corporation)

By:	/S/ W. Scott Parr
	Name:	W. Scott Parr
	Title:	President and CEO

State of Delaware Secretary of State Division of Corporations Delivered 05:38 PM 07/18/2007 FILED 05:12 PM 07/18/2007 SRV 070828054 – 2029045 FILE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

ICAD, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

The undersigned, being a duly authorized officer of iCAD, Inc. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article FOURTH thereof and by substituting in lieu thereof a new first sentence reading as follows:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Eighty Six Million (86,000,000), of which Eighty Five Million (85,000,000) shares shall be Common Stock, par value $.01 per share (“Common Stock”), and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share (“Preferred Stock”).

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article ELEVENTH thereof in its entirety and by substituting in lieu thereof the following new Article ELEVENTH:

“ELEVENTH: The number of directors of the Corporation shall be fixed only by resolution of the board of directors of the Corporation from time to time. Each director who is serving as a director on the date of this Amendment to the Certificate of Incorporation shall hold office until the next annual meeting of stockholders after such date and until his or her successor has been duly elected and qualified, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders. At each annual meeting of stockholders after the date of this Amendment to the Certificate of Incorporation, directors elected at such annual meeting shall hold office until the next annual meeting of stockholders”

2. That such amendments have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

Dated: July 18, 2007

iCAD, INC.

By:
		Name:	Darlene Deptula-Hicks
		Title:	EVP/CFO

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

ICAD, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

The undersigned, being a duly authorized officer of iCAD, Inc. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article FOURTH thereof and by substituting in lieu thereof a new first sentence reading as follows:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Eighty Six Million (86,000,000), of which Eighty Five Million (85,000,000) shares shall be Common Stock, par value $.01 per share (“Common Stock”), and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share (“Preferred Stock”). The presently issued and outstanding shares of Common Stock, exclusive of treasury stock, shall be combined in the ratio of one (1) share of Common Stock for each five (5) shares of Common Stock currently issued and outstanding. Such combination shall not change the number of shares of capital stock which the Corporations shall have authority to issue as set forth in this Certificate of Amendment of Certificate of Incorporation nor shall it affect the rights or preferences of the holders of Common Stock now issued and outstanding.”

2. That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

3. That such amendment shall be effective on August 15, 2012 at 4:15 P.M. Eastern Daylight Time.

Dated: August 10, 2012

iCAD, INC.

By:	/s/ Kevin C. Burns

	Name:	Kevin C. Burns
	Title:	Executive Vice President of Finance, Chief Financial Officer

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

ICAD, INC.

Adopted in accordance with the provisions of Section 242

of the General Corporation Law of the State of Delaware

The undersigned, being a duly authorized officer of iCAD, Inc. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article FOURTH thereof and by substituting in lieu thereof a new first sentence reading as follows:

“FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty One Million (21,000,000), of which Twenty Million (20,000,000) shares shall be Common Stock, par value $.01 per share (“Common Stock”), and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share (“Preferred Stock”).

2. That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

Dated: May 31, 2013

iCAD, INC.

By:	/s/ Kevin Burns
Kevin Burns, Executive Vice President of Finance and Chief Financial Officer